                                                      Registration No. 333-26537


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549

                        _____________________________
                       Post Effective Amendment No. 1
                                     TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        ____________________________

                        THE COLONIAL BANCGROUP, INC.

           (Exact name of Registrant as specified in its charter)


         Delaware                          6711                                      63-0661573
(State of Incorporation)          (Primary Standard Industrial               (I.R.S. Employer Identification No.)
                                  Classification Code Number)

    One Commerce Street, Suite 800                                                   (334) 240-5000
      Montgomery, Alabama 36104                                                       (Telephone No.)
(Address of principal executive offices)

                 ____________________________________________

                             W. Flake Oakley, IV
                                  Secretary
                             Post Office Box 1108
                          Montgomery, Alabama 36101
                   (Name and address of agent for service)

                                  Copies to:

                          Michael D. Waters, Esquire
                       Miller, Hamilton, Snider & Odom
                        One Commerce Street, Suite 802
                          Montgomery, Alabama 36104


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     The Colonial BancGroup, Inc. ("BancGroup") registered 887,895 shares of its Common Stock on Form S-4, registration no. 333-26537, pursuant to the acquisition of First Commerce Banks of Florida, Inc. ("First Commerce"), a Florida corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options and employee warrants of First Commerce following the merger. Such registration was declared effective on May 14, 1997.

         A total of 685,695 shares were issued in the merger on July 1, 1997 and 118,499 shares will be issued upon the exercise of options and employee warrants of First Commerce following the merger. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 83,701 shares from registration, which represents the number of shares registered less the number of shares issued in the merger and the number of shares reserved to be issued pursuant to First Commerce options and employee warrants.

         BancGroup will file a post effective amendment no. 2 on Form S-8 to this registration statement respecting the issuance of 118,499 shares of BancGroup Common Stock pursuant to First Commerce options and employee warrants assumed in the merger and registered on this Form S-4 registration statement.



                                  SIGNATURE


     Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 25th day of July, 1997.

                                    THE COLONIAL BANCGROUP, INC.




                                    By:   /s/ W. Flake Oakley, IV
                                          ---------------------------
                                          W. Flake Oakley, IV
                                          Chief Financial Officer and
                                          Duly authorized agent for
                                          service